================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              ACCESS HEALTH, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             [ACCESS HEALTH LOGO]

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                           TO BE HELD MARCH 26, 1997

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Access Health, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, March 26, 1997, at 11:00 a.m., local time, at the Company's business address at 11020 White Rock Road, Rancho Cordova, California 95670, for the following purposes:

  1. To elect directors to serve for the ensuing year and until their successors are elected.

  2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending September 30, 1997.

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on February 14, 1997, are entitled to notice of and to vote at the meeting and any adjournment thereof.

  All stockholders are invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,

                                          Thomas E. Gardner
                                          President and Chief Executive
                                           Officer

Rancho Cordova, California
February 21, 1997

 IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                              ACCESS HEALTH, INC.

                               ----------------

            PROXY STATEMENT FOR 1997 ANNUAL MEETING OF STOCKHOLDERS
                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed Proxy is solicited on behalf of Access Health, Inc., a Delaware corporation ("Access Health" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, March 26, 1997, at 11:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's business address at 11020 White Rock Road, Rancho Cordova, California 95670. The Company's telephone number is (916) 851-4000.

  These proxy solicitation materials were mailed on or about February 21, 1997, together with the Company's 1996 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

  Stockholders of record at the close of business on February 14, 1997 (the "Record Date"), are entitled to notice of and to vote at the meeting. On December 31, 1996, 17,609,942 shares of the Company's Common Stock were issued and outstanding. The following table sets forth the beneficial ownership of the Company's Common Stock as of December 31, 1996, as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

                                                          SHARES    APPROXIMATE
                                                       BENEFICIALLY   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                      OWNED       OWNED(1)
------------------------------------                   ------------ -----------
Denver Investment Advisors LLC .......................  1,392,955       7.9%
  1225 17th Street 26th Floor
  Denver, CO 80202-5526
Pilgrim Baxter & Associates Ltd ......................  1,357,550       7.7
  1255 Drummers Lane-300
  Wayne, PA 19087-1501
The Kaufmann Fund, Inc. ..............................    900,000       5.1
  140 E. 45th St. 43rd Floor
  New York, NY 10017
Kenneth B. Plumlee(2).................................    280,106       1.6
Thomas E. Gardner.....................................      2,000         *
Richard C. Miller(3)..................................    227,530       1.3
Joseph P. Tallman(4)..................................    466,670       2.6
James O. Steeb(5).....................................     55,910         *
Kipp A. Johnson(6)....................................     82,789         *
John V. Crisan(7).....................................      9,398         *
John R. Durant, M.D.(8)...............................      6,063         *
Kinney L. Johnson(9)..................................    715,003       4.1
Alice H. Lusk(10).....................................      1,875         *
Brent T. Rider(11)....................................      6,875         *
Edward K. Rygiel(12)..................................      6,875         *
Frank Washington(13)..................................        313         *
All directors and executive officers as a group (16
persons)(14) .........................................  1,993,248      11.1%

--------
 * Less than one percent

(1) Applicable percentage of ownership is based on 17,609,942 shares of Common Stock outstanding as of December 31, 1996, together with applicable options and warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days after December 31, 1996, are deemed outstanding for computing the percentage ownership of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person.

(2) Includes 8,675 shares held by Mr. Plumlee as custodian for his daughters and 73,018 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days after December 31, 1996.

(3) Includes 8,450 shares held by Mr. Miller as custodian for his son and daughter and 72,617 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days after December 31, 1996.

(4) Includes 33,887 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days after December 31, 1996.

(5) Includes 48,919 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days of December 31, 1996.

(6) Includes 33,000 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days after December 31, 1996.

(7) Includes 7,950 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days after December 31, 1996.

(8) Includes 5,313 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days after December 31, 1996.

(9) Includes 313 shares held by Mr. Johnson issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days after December 31, 1996.

(10) Consists of 1,875 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days after December 31, 1996.

(11) Consists of 6,875 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days after December 31, 1996.

(12) Consists of 6,875 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days after December 31, 1996.

(13) Consists of 313 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days after December 31, 1996.

(14) Includes 419,555 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days after December 31, 1996.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

  Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder or distribute the stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than ten candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes. On all other matters, each share has one vote.

  The cost of soliciting proxies will be borne by the Company. The Company may retain the services of a proxy solicitation firm to aid in solicitation of proxies from brokers, bank nominees and other institutional owners, on terms customary for such services. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

  While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

  In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company which are intended to be presented by such stockholders at next year's Annual Meeting must be received by the Company no later than October 8, 1997 so that they may be included in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

  A Board of ten directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's ten nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner, in accordance with cumulative voting, as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified. There are no family relationships among any directors or executive officers of the Company.

  The names of the nominees and certain information about them are set forth below.

                                                                                             DIRECTOR
  NAME OF NOMINEE     AGE                        PRINCIPAL OCCUPATION                         SINCE
  ---------------     ---                        --------------------                        --------
Kenneth B. Plumlee     36 Chairman of the Board of the Company                                 1988
Thomas E. Gardner      48 President and Chief Executive Officer of the Company                 1996
Richard C. Miller      48 Executive Vice President and Secretary of the Company                1988
Joseph P. Tallman      45 Executive Vice President of the Company                              1996
John R. Durant, M.D.   66 Executive Vice President, American Society of Clinical Oncology      1995
Kinney L. Johnson      53 General Partner, Capital Health Venture Partners                     1996
Alice H. Lusk          48 Senior Vice President, NCR Corp.                                     1996
Brent T. Rider         54 General Partner, El Dorado Ventures, L.P.                            1988
Edward K. Rygiel       56 President, MDS Health Ventures, Inc.                                 1990
Frank Washington       48 President and Chief Executive Officer of Systems Integrators, Inc.   1996

  Mr. Plumlee is a founder of the Company and has served as Chairman of the Board since June 1996. He also served as President of the Company from 1988 to June 1996 and as Chief Executive Officer from 1988 to September 1996.

  Mr. Gardner joined the Company in June 1996 and currently serves as President and Chief Executive Officer. Prior to joining the Company, he served as President and Chief Executive Officer of Dun & Bradstreet Healthcare Information from 1992 to 1995 and as President, CEO and COO of IMS America Ltd., a division of Dun & Bradstreet from 1990 to 1992.

  Mr. Miller is a founder of the Company and has served as Vice President of Business Development and Secretary of the Company since the management-led buyout of Referral Systems Group. In December 1991 he became Executive Vice President.

  Mr. Tallman joined the Company in November 1996 in connection with the Company's merger with Informed Access Systems, Inc. ("Informed Access"). Currently, he serves as Executive Vice President and a director of the Company. Between 1992 and November 1996, Mr. Tallman held the positions of director, president and chief executive officer of Informed Access. From 1989 to 1992, Mr. Tallman was an independent consultant and was involved in the formation of Informed Access.

  Dr. Durant became a director of the Company in 1995. Since April 1995, Dr. Durant has been Executive Vice President of the American Society of Clinical Oncology. Prior to that, he was Vice President for Health Affairs, Director of the Medical Center and Professor of Medicine at the University of Alabama, Birmingham.

  Mr. Johnson became a director in November 1996 in connection with the Company's merger with Informed Access. Between 1992 and November 1996, Mr. Johnson served as a director of Informed Access. In addition, Mr. Johnson has been a general partner of Capital Health Venture Partners, a private venture capital firm, since June 1986. Mr. Johnson also serves on the Board of Directors of The Spectranetics Corporation, Fischer Imaging Corporation and Somatogen, Inc.

  Ms. Lusk became a director of the Company in June 1996. Since September 1996, Ms. Lusk has been Senior Vice President of NCR Corp. Prior to that, she spent 20 years with Electronic Data Systems, most recently as Corporate Vice President of the insurance and healthcare business.

  Mr. Rider became a director of the Company in 1988. He has been a General Partner of El Dorado Ventures, L.P since May 1986.

  Mr. Rygiel became a director of the Company in 1990. He has been President of MDS Health Ventures, Inc., a Canadian venture capital corporation specializing in healthcare investments, since April 1988. Mr. Rygiel is also a director of Hemosol Inc., Drug Royalty Corporation Inc., Micrologix Biotech Inc. and Allelix Biopharmaceuticals, Inc.

  Mr. Washington became a director of the Company in 1996. Since July 1996, Mr. Washington has been President and Chief Executive Officer of System Integrators, Inc., a provider of publishing solutions. In addition, Mr. Washington has been a director and President of World Television of Washington LLC, a television broadcasting concern, since May 1995. Between June 1988 and April 1995, Mr. Washington served as general partner of Robin Intermedia Cable Systems Partners, a cable television systems operator.

VOTE REQUIRED

  The ten nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of 11 meetings and took three actions by written consent during the fiscal year ended September 30, 1996. No director participated in fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he or she served.

  The Board of Directors has standing Audit, Compensation and Stock Option Committees. It does not have a nominating committee or a committee performing the functions of a nominating committee.

  The Audit Committee of the Board of Directors, currently consisting of directors Rider and Rygiel, did not meet or take any action by written consent during fiscal 1996. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for reviewing and approving the scope of the audit and other services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

  The Compensation Committee of the Board of Directors, currently consisting of directors Rider and Rygiel, held a total of three meetings and took action by written consent four times during fiscal 1996. The Compensation Committee reviews and approves the Company's executive compensation policy, the compensation of the executive officers including the President and Chief Executive Officer, and the grant of stock options to executive officers and other officers.

  The Stock Option Committee of the Board of Directors, currently consisting of directors Plumlee and Miller, did not meet and took action by written consent 15 times during fiscal 1996. The Stock Option Committee approves stock option grants to non-officer employees under the Company's 1989 Incentive Stock Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee currently consists of Messrs. Rider and Rygiel, neither of whom is or has been an officer or employee of the Company. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During fiscal year 1996, Access Health engaged System Integrators, Inc. ("SII") pursuant to a contract to develop, install and maintain on behalf of the Company an Internet website for users of the World Wide Web and the Internet on a 24-hour basis. Frank Washington is currently a director of Access Health and is also President and Chief Executive Officer of SII. Under the contract, SII will host the Company's website for a monthly fee based on the number of subscribers, however, the Company believes such fees will be immaterial as the Company expects to take over this function. During 1996, SII earned $85,800 under this contract of which a balance of $35,800 was due to SII as of January 24, 1997.

  The Company believes that the contract set forth above was made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

                                 PROPOSAL TWO

                                RATIFICATION OF
                      APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending September 30, 1997, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

  Ernst & Young LLP has audited the Company's financial statements since the inception of the Company. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

  The Board of Directors recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as independent auditors.

      ACCESS HEALTH MANAGEMENT, EXECUTIVE COMPENSATION AND OTHER MATTERS

MANAGEMENT

  The executive officers of Access Health and their ages as of September 30, 1996 are as follows:

NAME                     AGE                         OFFICE
----                     ---                         ------
Thomas E. Gardner....... 48  President, Chief Executive Officer and Director
Richard C. Miller.......  48 Executive Vice President, Secretary and Director
John V. Crisan..........  51 Senior Vice President of Finance and Administration and
                             Chief Financial Officer
Kipp A. Johnson.........  49 Senior Vice President, Managed Care Services
Jeremy J. Nobel, M.D. ..  42 Senior Vice President, Medical Affairs
David G. Pincus.........  47 Senior Vice President, Consumer Health Division
James O. Steeb..........  35 Senior Vice President, Information Systems
Julie A. Brooks.........  50 Senior Vice President and General Counsel

  Thomas E. Gardner joined Access Health in June 1996 and currently serves as President and Chief Executive Officer. Prior to joining Access Health, he served as President and Chief Executive Officer of Dun & Bradstreet Healthcare Information from 1992 to 1995 and as President, CEO and COO of IMS America Ltd., a division of Dun & Bradstreet from 1990 to 1992.

  Richard C. Miller is a founder of Access Health and has served as Vice President of Business Development and Secretary and a director of Access Health since the management-led buyout of Referral Systems Group. In 1991 he became Executive Vice President.

  John V. Crisan joined Access Health in April 1994 as Senior Vice President of Finance and Administration and Chief Financial Officer. From 1991 to 1994 he served as Chief Operating Officer and Chief Financial Officer of American PsychManagement, Inc., a subsidiary of Value Health, Inc. From 1989 to 1990 he served as Vice President of Health Affairs for Blue Cross and Blue Shield of Ohio, Inc. Prior to that, he held various positions with various insurance companies. Mr. Crisan is a Certified Public Accountant.

  Kipp A. Johnson joined Access Health in May 1992 as Senior Vice President of Operations. From 1986 to April 1992 he was employed by MCI Communications, a telecommunications company, where he held various positions, most recently Vice President of Consumer Sales.

  Jeremy J. Nobel, M.D. joined Access Health in October 1995 as Senior Vice President for Medical Affairs and previously served as an advisor to Access Health on clinical matters related to outcome and measurement systems and clinical system strategies. He is board-certified in internal medicine and has received a master's degree in both Epidemiology and Health Policy. Prior to joining Access Health, Dr. Nobel was a consultant to a number of companies and an adjunct faculty member at the Harvard School of Public Health, where he retains an appointment. Dr. Nobel teaches health policy and management, and his areas of interest include development of computer based information technology applications that coordinate critical aspects of health care delivery.

  Mr. Pincus joined Access Health in September 1994 and currently serves as Senior Vice President, Consumer Health Division. From September 1994 to July 1996 he served as Vice President of Marketing. Prior to joining Access Health, Mr. Pincus served five years as Vice President of Marketing for Blue Cross of California.

  James O. Steeb joined Access Health in 1989 and currently serves as Senior Vice President, Information Systems. Prior to joining Access Health, he spent seven years with Baxter Healthcare Corporation where he was Director of Operations and Group Manager, Research and Development.

  Julie A. Brooks joined Access Health on September 30, 1996. Prior to joining Access Health, Ms. Brooks served as the principal executive officer of The General Counsel, Inc., a legal services company that Ms. Brooks founded in 1992. Prior to 1992, Ms. Brooks served as the vice president, general counsel and corporate secretary for Westmark International, Inc., a manufacturer of diagnostic ultrasound and patient monitoring systems.

EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation paid by Access Health during each of the three fiscal years ended September 30, 1996, to (i) the Chief Executive Officer of Access Health, (ii) each individual who served as Chief Executive Officer of Access Health during fiscal 1996, and (iii) the four other most highly compensated executive officers of Access Health during fiscal 1996 (the "Named Executive Officers"):

                                                         LONG TERM
                           ANNUAL COMPENSATION         COMPENSATION
                        -------------------------- ---------------------
                                                   RESTRICTED SECURITIES
  NAME AND PRINCIPAL                                 STOCK    UNDERLYING    ALL OTHER
       POSITION         YEAR SALARY   BONUS  OTHER AWARDS($ ) OPTIONS(#) COMPENSATION(1)
  ------------------    ---- ------- ------- ----- ---------- ---------- --------------
Thomas E. Gardner(2)... 1996 $94,959 $57,684   --   $101,250   230,000        $170
 President and Chief    1995
  Executive                      --      --    --                  --          --
 Officer                1994     --      --    --        --        --          --
Kenneth B. Plumlee(3).. 1996 281,865 170,810   --        --    112,500         296
 Chairman of the Board  1995 210,276 119,800   --        --     60,000         296
                        1994 169,231     --    --        --     37,322         291
Richard C. Miller...... 1996 207,534 104,805   --        --     75,000         245
 Executive Vice
  President and         1995 177,283  90,958   --        --     45,000         245
 Secretary              1994 140,354     --    --        --     31,034         241
John V. Crisan(4)...... 1996 152,453  61,591   --        --     45,000         286
 Senior Vice President
  and Chief             1995 145,224  57,033   --        --      9,750         286
 Financial Officer      1994  71,615     --  8,700       --     52,500         217
Kipp A. Johnson(5)..... 1996 157,493  63,627   --        --     60,000         259
 Senior Vice President,
  Managed               1995 136,460  38,198   --        --     11,250         259
 Care Services          1994 124,719     --    --        --     15,000         238
James O. Steeb......... 1996 147,794  58,113   --        --     60,000         222
 Senior Vice President, 1995 123,951  35,263   --        --     67,500         222
 Information Services   1994 105,443     --    --        --     11,250         204

--------
(1) The dollar amounts in this column represent premium payments made by Access Health with respect to insurance policies for the lives of the Named Executive Officers for which Access Health is not a beneficiary.
(2) Mr. Gardner joined the Company as President and Chief Operating Officer in May 1996 and was elected Access Health's Chief Executive Officer in September 1996. Salary amount shown is based on an annual salary of $250,000. Mr. Gardner received 2,000 restricted shares of Access Health Common Stock on May 8, 1996 which, based on the closing price of Access Health Common Stock of $50.625 on such date, had a value as of such date of $101,250. Such restricted shares vest at a rate of 50% annually from their date of issue and had a value of $112,500 at year-end 1996, based on a closing price of $56.25.
(3) Mr. Plumlee served as Chief Executive Officer for all periods shown through September 1996. Since June 1996, Mr. Plumlee has served as Chairman of the Board of Access Health.
(4) Mr. Crisan joined Access Health in April 1994. In connection with Mr. Crisan's relocation to California, Access Health paid for his temporary living expenses (included in other annual compensation) which amounted to $8,700 in fiscal 1994.
(5) Mr. Johnson also received $9,425 and $11,554 in reimbursement for relocation expenses in fiscal 1995 and 1994, respectively.

                         OPTION GRANTS IN FISCAL 1996

  The following table sets forth each grant of stock options during the fiscal year ended September 30, 1996 to the Named Executive Officers:



                                                                          POTENTIAL REALIZABLE
                                                                            VALUE AT ASSUMED
                                                                         ANNUAL RATES OF STOCK
                         NUMBER OF                                       PRICE APPRECIATION FOR
                         SECURITIES PERCENT OF TOTAL  INDIVIDUAL GRANTS      OPTION TERM(2)
                         UNDERLYING OPTIONS GRANTED  ------------------- ----------------------
                          OPTIONS   TO EMPLOYEES IN  EXERCISE EXPIRATION
          NAME           GRANTED(1)   FISCAL YEAR     PRICE      DATE        5%         10%
          ----           ---------- ---------------- -------- ---------- ---------- -----------
Thomas E. Gardner.......  230,000         16.6%       $50.63    5/08/03  $4,740,176 $11,046,625
Kenneth B. Plumlee......  112,500          8.1         39.31    3/27/03   1,800,351   4,195,583
Richard C. Miller.......   75,000          5.4         39.31    3/27/03   1,200,234   2,797,055
John V. Crisan..........   45,000          3.2         17.83   10/20/02     326,603     761,123
Kipp A. Johnson.........   60,000          4.3         17.83   10/20/02     435,470   1,014,831
James O. Steeb..........   60,000          4.3         17.83   10/20/02     435,470   1,014,831

--------
(1) Options granted under Access Health's 1989 Incentive Stock Option (the "Stock Plan"). The option exercise price of all incentive stock options granted under the Stock Plan is generally equal to the fair market value of the shares of Common Stock on the date of grant; the options have terms of five to seven years and generally vest at the rate of 20% of the shares subject to the option for each year that the optionee remains in continuous status as an employee or consultant.
(2) Potential realizable value is based on the assumption that the Common Stock of Access Health appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect Access Health's estimate of future stock price growth.

 AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR-END OPTION VALUES

  The following table provides information on option exercises in fiscal 1996 by the Named Executive Officers and the value of such officers' unexercised options at September 30, 1996.



                                                  NUMBER OF SECURITIES    VALUE (1) OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                           SHARES               OPTIONS AT SEPT. 30, 1996     AT SEPT. 30, 1996
                         ACQUIRED ON VALUE (1)  ------------------------- -------------------------
          NAME            EXERCISE    REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ---------- ----------- ------------- ----------- -------------
Thomas E. Gardner.......      --            --       --        230,000     $     --    $1,293,750
Kenneth B. Plumlee......   16,667    $  943,069   55,048       175,428     2,659,678    4,840,957
Richard C. Miller.......      --            --    58,652       123,415     2,888,448    3,532,011
John V. Crisan..........   22,950       867,939      --         84,300           --     3,649,406
Kipp A. Johnson.........   40,500     1,360,490   18,750        94,500       965,870    4,046,373
James O. Steeb..........   20,667       801,975   42,862        78,752     2,324,935    3,232,368

--------

(1) Market value of underlying securities at exercise or year-end 1996 as the case may be, minus the exercise price, based on a closing price of $56.25.

COMPENSATION OF DIRECTORS

  Other than reimbursement for certain expenses incurred in connection with attendance at board and committee meetings, the directors of Access Health did not receive any cash compensation for services provided as directors during fiscal 1996. Outside directors are granted nonstatutory stock options under the 1995 Director Option Plan. Currently, there are seven outside directors. Please see "Employee Benefit Plans--1995 Director Option Plan" for information with respect to the 1995 Director Option Plan.

EMPLOYMENT CONTRACTS, TERMINATION AND CHANGE OF CONTROL ARRANGEMENTS

  The 1995 Director Option Plan provides that upon a change in control of Access Health, the unvested portion of all options held by Outside Directors shall become immediately exercisable. The 1989 Incentive Stock Plan provides that in the event of a change in control of Access Health, outstanding stock options and stock purchase rights shall be assumed or equivalent options or rights shall be substituted by the successor entity. Unless such successor corporation does not agree to such assumption or substitution, Access Health's Board of Directors must provide for the options or rights to become immediately exercisable in full. In addition, option agreements and stock purchase agreements for executive officers at the Vice President level and above provide that options under such agreements become immediately exercisable in full in the event of a change in control of Access Health.

  Access Health has entered into an employment agreement with Thomas E. Gardner under which Mr. Gardner will receive a base salary of $300,000 annually and be eligible for a performance bonus of up to 60% of base compensation. Salary and bonus are subject to adjustment by the Board of Directors based on annual reviews. Mr. Gardner has been granted options to purchase 230,000 shares of Common Stock at an exercise price of $50.625 and 250,000 shares of Common Stock at an exercise price of $34.625, both of which options vest 20% annually, and has been issued 2,000 shares of restricted Common Stock which vest 50% annually in each case from May 8, 1996. Access Health has agreed to employ Mr. Gardner in the position of President and Chief Executive Officer and to nominate Mr. Gardner for election as a director. Access Health has also agreed that it will pay temporary living expenses of Mr. Gardner for 12 months and reimburse Mr. Gardner's relocation expenses and commissions on selling his former residence through a non-interest bearing promissory note that will be forgiven ratably over 24 months subject to continued employment, subject to certain repayment terms if his employment is terminated for cause or voluntarily within such 24-month period. The term of the agreement is until September 1, 2006. If Mr. Gardner's employment is terminated without cause or as a result of a

"constructive termination" (as defined), he shall be entitled to certain severance benefits including (i) an amount equal to 125% of the sum of his base salary and his on-plan target bonus award for the year, (ii) a pro rata annual incentive award for the year, (iii) the right to exercise all stock options which have vested or will vest during the 12-month period following termination, (iv) full vesting of the unvested portion, if any, of his 2,000 shares of restricted stock, and (v) continued health care benefits for up to 24 months from termination. In the event Mr. Gardner's employment is terminated without cause or as a result of a "constructive termination" (as defined) in connection with a "change in control" (as defined) of the Company, Mr. Gardner shall be entitled to the foregoing benefits except that he shall be entitled to (i) an amount equal to 200% of the sum of his base salary and his on-plan target bonus award for the year, and (ii) all of his stock options and other equity-based awards shall become immediately vested, provided such payments may be subject to limitations if section 280G of the Internal Revenue Code of 1986, as amended (the "Code") applies. The Company agreed to reimburse Mr. Gardner for all legal expenses incurred in connection with the agreement up to $50,000.

  There are no other employment contracts between Access Health and any of the Named Executive Officers, and there are no other compensatory plans or arrangements with respect to a Named Executive Officer which will result in payments upon resignation, retirement, or any other termination of such executive officer's employment or from a change of control of Access Health.

EMPLOYEE BENEFIT PLANS

  The following is a brief summary of plans in effect during the fiscal year ended September 30, 1996 under which officers, directors and employees of the Company received benefits.

401(k) PLAN

  In July of 1989 the Company adopted a tax-qualified employee savings and retirement plan (the "401(k) Plan"), which generally covers all of the Company's full-time employees who have attained age 21. Pursuant to the 401(k) Plan, employees may elect to defer up to 20% of their current compensation (subject to certain statutorily prescribed limits, including an annual limit of $9,500 in 1996). These deferred amounts are contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional matching and Company contributions on behalf of participants. To date, the Company has not made any such additional contributions. The 401(k) Plan is intended to qualify under Sections 401(k) and 401(a) of the Code. Contributions to such a qualified plan are deductible to the Company when made and neither the contributions nor the income earned on those contributions is taxable to participants until withdrawn. All 401(k) Plan contributions are credited to separate accounts maintained in trust by two individual trustees. Contributions are invested, at the participant's direction, in one or more of the investment funds available under the 401(k) Plan. All account balances are adjusted at least annually to reflect the investment earnings and losses of the trust fund. Each participant is fully vested in his or her salary deferral accounts under the 401(k) Plan. Additional matching and Company contributions would be subject to a seven-year vesting schedule. Distributions may be made from a participant's account pursuant to the 401(k) Plan's hardship withdrawal provisions as well as upon a participant's termination of employment, disability or attainment of age 59 . Distributions will be in the form of a lump sum, installment payments or an annuity, in the participant's discretion. Federal tax laws limit the amount that may be added to a participant's accounts for any one year under a qualified plan such as the 401(k) Plan to the lesser of (i) $30,000 or (ii) 25% of the participant's compensation (net of salary deferral contributions) for the year.

1991 EMPLOYEE STOCK PURCHASE PLAN

  The 1991 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in December 1991, approved by the stockholders in January 1992 and amended in December 1992, November 1993, and January 1995. The Purchase Plan, which is intended to qualify under Section 423 of the Code, authorizes the issuance of up to an aggregate of 825,000 shares of Common Stock to participating employees. Employees of the Company are eligible to participate in the Purchase Plan if they are employed by the Company for at least 20 hours per week and more than five months per-year. Employees who own 5% or more of the Common Stock of the Company and directors who are not employees are not eligible to participate. The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions, which may not exceed ten percent (10%) of an employee's compensation.

  Unless the Board of Directors or its committee determines otherwise, each offering and purchase period under the Purchase Plan will run for six months, although the first three offering periods will run for 24 months and will be divided into four consecutive six-month purchase periods. The price at which stock is purchased under the Purchase Plan is equal to 85% of the fair market value of the Common Stock on the first day of the offering period or the last day of the applicable purchase period, whichever is lower. New offering periods will commence every six months. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company.

  As of September 30, 1996, a total of 397,506 shares of Common Stock had been issued to employees at an aggregate purchase price of $1,931,316 and a weighted average purchase price of $4.86 per share pursuant to offerings under the Purchase Plan and 427,494 shares remained available for future issuance under the Purchase Plan.

The following table sets forth as to the Named Executive Officers who purchased shares pursuant to the Purchase Plan, all current executive officers as a group and all other employees as a group (i) the number of shares of the Company's Common Stock purchased under the Purchase Plan during the period from its inception until September 30, 1996; (ii) the aggregate purchase price thereof and (iii) the fair value of stock purchased through September 30, 1996 under the Purchase Plan:

                                                                         FAIR
                                                   NUMBER OF AGGREGATE VALUE OF
                                                    SHARES   PURCHASE    STOCK
     NAME OF INDIVIDUAL OR IDENTITY OF GROUP       PURCHASED   PRICE   PURCHASED
     ---------------------------------------       --------- --------- ---------
Thomas E. Gardner.................................      --         --        --
Kenneth B. Plumlee................................      559  $  15,918 $  23,618
Richard C. Miller.................................      --         --        --
John V. Crisan....................................    2,963     27,513    54,072
Kipp A. Johnson...................................   14,686     53,205   134,060
James O. Steeb....................................    7,221     32,610    82,347
All current executive officers as a group
 (9 persons)......................................   26,890    148,142   330,979
All employees as a group (including current
 officers who are not executive officers).........  397,506  1,931,316 4,152,275

1989 INCENTIVE STOCK PLAN

  The Company's 1989 Incentive Stock Plan (the "Stock Plan") was adopted by the Board of Directors and approved by the Company's stockholders in May 1989 and amended by the Board in October and December 1991, December 1992, January 1994, October 1995 and August 1996 to increase the number of shares available for issuance thereunder. Each such amendment to the Stock Plan has been approved by the stockholders. A total of 3,550,000 shares have been approved for issuance under the Stock Plan. The Stock Plan permits the direct sale of shares and the grant of "incentive stock options" (within the meaning of Section 422 of the Code) to employees and officers of the Company and the grant of nonstatutory stock options to employees, officers and directors who are also officers of and consultants to the Company. The purpose of the Stock Plan is to attract the best available personnel to the Company and to give employees, officers and directors of and consultants to the Company a greater personal stake in the success of the business. As of September 30, 1996, options to purchase 639,780 shares had been exercised, options to purchase 1,849,571 shares were outstanding at a weighted average exercise price of $17.00 per share, and there were 32,065 shares available for future option grants. As of September 30, 1996, direct sales had been made under the Stock Plan to officers in the amount of 24,744 shares.

  The Stock Plan may be administered by the Board of Directors or a committee appointed by the Board which determines the recipients of options and the terms of options granted, including the exercise price, number of shares subject to the option and the exercisability thereof, and the recipients and terms of any direct sales of shares. Currently, the Compensation Committee determines option grants to executive officers and other officers, and the Stock Option Committee determines option grants to non-officer employees. Options generally become exercisable over a period of five years.

  The exercise price of all incentive stock options granted under the Stock Plan must be at least equal to the fair market value of such shares on the date of grant, and the maximum term of any stock option is ten years. With respect to any participant who owns stock possessing more than ten percent of the voting rights of the Company's outstanding capital stock, the exercise price of any incentive option must be at least equal to 110% of the fair market value of such shares on the date of grant, and the term may be no longer than five years. Nonstatutory stock options have an exercise price determined by the Board of Directors or its Committee.

  Please see "Executive Compensation and Other Matters--Executive Compensation--Option Grants in Fiscal 1996" for information with respect to the grant of options to the Named Executive Officers during fiscal 1996. During the fiscal year ended September 30, 1996, all current executive officers as a group and all employees as a group were granted options to purchase 547,500 shares and 1,153,375 shares, respectively, at a weighted average exercise price of $26.15 per share, pursuant to the Stock Plan.

1995 DIRECTOR OPTION PLAN

  The Company's 1995 Director Option Plan (the "Director Plan") was adopted by the Board of Directors in January 1995 and approved by the Company's stockholders in March 1995. A total of 150,000 shares have been approved for issuance under the Director Plan.

  The Director Plan is designed to provide for the granting, by means of a predetermined schedule, of nonstatutory stock options to the Company's non-employee directors ("Outside Directors"). The purpose of the Director Plan is to provide equity incentives to outside Board members while preserving the ability of these members to grant options or other equity awards to other directors and/or employees of the Company in compliance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Rule 16b-3 provides an exemption from the liability provisions of Section 16 under the Exchange Act for certain routine transactions under employee benefit plans. As of September 30, 1996, a total of 150,000 shares of Common Stock have been reserved for issuance under the Director Plan, of which 116,250 shares remained available for the granting of options at September 30, 1996.

  The Director Plan is administered by the Board of Directors, who receive no additional compensation for such service. All grants of options under the Director Plan are automatic and non-discretionary pursuant to the terms of the Director Plan. Options under the Director Plan may be granted only to Outside Directors of the Company.

  Participation in the Director Plan provides for grants of options in two ways. First, each Outside Director is automatically granted an option to purchase 7,500 shares (the "First Option") upon the date on which such individual first becomes a director, whether through election by the stockholders of the Company or by appointment by the Board of Directors in order to fill a vacancy; provided, however, in lieu of being granted a First Option, an Outside Director who, immediately prior to the effective date of the Director Plan, was an Outside Director, is automatically granted an option to purchase 2,500 shares (the "Initial Option"). Second, each Outside Director who has served on the Board for at least six months after the grant of the First Option (or, alternatively, the Initial Option), is automatically granted an option to purchase 2,500 shares (the "Subsequent Option") on the first day of each fiscal year. The First Option (or, alternatively, the Initial Option) becomes exercisable at the rate of one-twelfth (1/12) each three months after the date of grant, with the effect that this option is not exercisable as to the full number of shares until the third anniversary of the date of its grant. The Subsequent Option becomes exercisable at the rate of one-fourth (1/4) every three months after the date of grant, with the effect that this option is not exercisable as to the full number of shares until the first anniversary of the date of its grant. Options granted under the Director Plan expire ten years following the date of grant. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering payment of the purchase price. Payment for shares purchased upon exercise of an option shall be in such form of consideration as is authorized by the Director Plan and determined by the Board, and such form of consideration may vary for each option. The per share exercise price for shares to be issued pursuant to exercise of an option under the Director Plan is 100% of the fair market value per share of the Company's Common Stock on the date of grant of the option. The fair market value is determined by the closing price on the NASDAQ National Market on the last market trading day prior to the date of the grant of the option.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  The Compensation Committee of the Board of Directors serves as an administrative arm of the Board to make decisions regarding executive compensation and to make recommendations to the Board on compensation matters generally. The following is the report of the Compensation Committee describing compensation policies and rationales applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended September 30, 1996. The information contained in such report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

  The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. The Compensation Committee believes that the compensation of the executive officers, including, that of the Chief Executive Officer, should be related to the Company's performance.

  The Compensation Committee seeks to provide the executive officers of the Company with competitive compensation that enables the Company to attract and retain employees who contribute to the success of the Company and maximize stockholder value. Specifically for executive officers, compensation is determined according to the criteria described below.

 Compensation

  The Compensation Committee establishes the salaries of the executive officers by considering (i) the salaries of executive officers in similar positions at comparably-sized peer companies, (ii) the Company's financial performance over the past year based upon revenues and operating results and
(iii) the achievement of individual performance goals related to each executive officer's duties and area of responsibility.

 Equity-Based Compensation

  The Compensation Committee views stock options as an important part of its long-term, performance-based compensation program. The Compensation Committee bases grants of stock options to the Executive Officers of the Company under the Company's 1989 Incentive Stock Plan (the "Stock Plan") upon the Committee's estimation of each executive's contribution to the long-term growth and profitability of the Company. The Stock Plan is intended to provide additional incentives to the executive officers to maximize stockholder value. Options are granted under the Stock Plan at the then-current market price and are generally subject to five-year vesting periods to encourage key employees to remain with the Company.

 Compensation of the Chief Executive Officer

  The compensation of the Company's Chief Executive Officer for fiscal 1996 was based upon the same criteria described above. Specifically, the Compensation Committee considered several factors as important in determining the Chief Executive Officer's compensation for fiscal 1996. These factors included the attainment of corporate revenue and operating results goals for the fiscal year and the achievement of progress in new product and service programs. After considering these factors, the Committee concluded that substantial completion of the goals for fiscal 1996 on which the Chief Executive Officer's compensation was based had been achieved.

 Summary

  The Compensation Committee believes that the Company's compensation policies have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to the Company's goals. The Company's compensation policies will evolve over time as the Company moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term stockholder value.

                                            MEMBERS OF THE COMPENSATION
                                             COMMITTEE:

                                            EDWARD K. RYGIEL
                                            BRENT T. RIDER

PERFORMANCE GRAPH

  Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the CRSP Index for the NASDAQ Stock Market (U.S. Index) and the Hambrecht & Quist Health Care Index (excluding biotechnology) for the period commencing February 21, 1992 and ending on September 30, 1996. The graph assumes that $100 was invested on February 21, 1992 in the Company's Common Stock and in each index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

  The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
   AMONG ACCESS HEALTH, INC., NASDAQ STOCK MARKET, AND HAMBRECHT & QUIST
                   HEALTHCARE WITHOUT BIOTECHNOLOGY INDEX

                      [PERFORMANCE GRAPH APPEARS HERE]

                                                NASDAQ          H&Q HEALTHCARE
                        ACCESS                  STOCK           WITHOUT
DATES                   HEALTH, INC.            MARKET-U.S.     BIOTECHNOLOGY
-----                   -----------             ----------      -------------
 2/21/92                $  100.00               $100.00         $100.00
 2/29/92                $   85.71               $100.60         $ 98.87
 3/31/92                $   85.71               $ 95.85         $ 91.12
 4/30/92                $   76.78               $ 91.74         $ 85.24
 5/31/92                $   76.78               $ 92.93         $ 88.09
 6/30/92                $   46.43               $ 89.30         $ 84.06
 7/31/92                $   51.78               $ 92.46         $ 89.19
 8/31/92                $   55.36               $ 89.64         $ 84.81
 9/30/92                $   53.57               $ 92.97         $ 78.75
10/31/92                $   51.78               $ 96.63         $ 81.57
11/30/92                $   71.43               $104.32         $ 86.35
12/31/92                $   76.78               $108.16         $ 90.14
 1/31/93                $   89.28               $111.24         $ 85.56
 2/28/93                $   89.28               $107.09         $ 70.41
 3/31/93                $  101.78               $110.19         $ 67.15
 4/30/93                $   94.64               $105.48         $ 57.72
 5/31/83                $  121.43               $111.79         $ 62.36
 6/30/93                $  125.90               $112.30         $ 60.61
 7/31/93                $  151.78               $112.43         $ 57.40
 8/31/93                $  135.71               $118.25         $ 57.04
 9/30/93                $  130.35               $121.77         $ 57.74
10/31/93                $  130.35               $124.50         $ 63.03
11/30/93                $  130.35               $120.79         $ 62.38
12/31/93                $  142.85               $124.16         $ 64.56
 1/31/94                $  182.14               $127.93         $ 70.54
 2/28/94                $  180.35               $126.73         $ 65.04
 3/31/94                $  142.85               $118.94         $ 59.57
 4/30/94                $  144.64               $117.39         $ 58.19
 5/31/94                $  128.57               $117.68         $ 60.13
 6/30/94                $  112.50               $113.38         $ 57.69
 7/31/94                $  141.07               $115.70         $ 59.92
 8/31/94                $  164.28               $123.08         $ 68.23
 9/30/94                $  267.85               $122.76         $ 68.94
10/31/94                $  269.64               $125.18         $ 67.14
11/30/94                $  246.42               $121.02         $ 66.95
12/31/94                $  249.99               $121.36         $ 68.60
 1/31/95                $  217.85               $122.04         $ 72.97
 2/28/95                $  225.00               $128.50         $ 74.66
 3/31/95                $  274.99               $132.31         $ 80.13
 4/30/95                $  241.07               $136.47         $ 79.11
 5/31/95                $  228.57               $139.99         $ 79.49
 6/30/95                $  291.07               $151.33         $ 82.31
 7/31/95                $  285.71               $162.46         $ 89.35
 8/31/95                $  333.92               $165.75         $ 94.80
 9/30/95                $  403.56               $169.56         $102.97
10/31/95                $  444.63               $168.59         $104.77
11/30/95                $  467.85               $172.55         $107.12
12/31/95                $  632.13               $171.63         $114.21
 1/31/96                $  710.70               $172.48         $122.17
 2/29/96                $  782.13               $179.05         $122.17
 3/31/96                $  830.30               $179.65         $122.18
 4/30/96                $1,186.52               $194.55         $119.84
 5/31/96                $1,167.77               $203.49         $119.90
 6/30/96                $1,012.43               $194.29         $114.84
 7/31/96                $  905.29               $176.94         $105.18
 8/31/96                $1,087.42               $186.89         $112.05
 9/30/96                $1,205.27               $201.10         $126.02

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the Nasdaq National Market. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1996 all filing requirements applicable to its executive officers and directors and greater than 10% stockholders were complied with, except that John Durant, M.D. and Ken Plumlee, both directors of the Company, Richard Miller, a director and executive officer of the Company and John Crisan and Kipp Johnson, both executive officers of the Company, each filed one report on Form 4 late.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

  It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                          THE BOARD OF DIRECTORS

Dated: February 21, 1997

          This Proxy is solicited on behalf of the Board of Directors

                              ACCESS HEALTH, INC.

                      1997 ANNUAL MEETING OF STOCKHOLDERS
                                March 26, 1997

     The undersigned stockholder of ACCESS HEALTH, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated February 21, 1997, and hereby appoints Thomas E. Gardner and John V. Crisan, and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of ACCESS HEALTH, INC. to be held on Wednesday, March 26, 1997, at 11:00 a.m., local time, at the Company's business address at 11020 White Rock Road, Rancho Cordova, California 95670, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

                                                            -------------
                                                             SEE REVERSE
               CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SIDE
                                                            -------------

[X] Please mark
    votes as in
    this example

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1. ELECTION OF DIRECTORS:

Nominees: Kenneth B. Plumlee; Thomas E. Gardner; Richard C. Miller; Joseph
          Tallman; John R. Durant, M.D.; Kinney L. Johnson; Alice H. Lusk; Brent
          T. Rider; Edward K. Rygiel; Frank Washington

          [_]  FOR       [_] WITHHELD
               ALL           FROM ALL
             NOMINEES        NOMINEES

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE COMPANY FOR FISCAL 1997:

          FOR      AGAINST    ABSTAIN
          [_]        [_]        [_]

   and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

[_]
   -----------------------------------------------------------------------------
          (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

MARK HERE   [_]  (This proxy should be marked, dated, signed by the
FOR ADDRESS      stockholder(s) exactly as his or her name appears hereon, and
CHANGE AND       returned promptly in the enclosed envelope. Persons signing in
NOTE BELOW       a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:                                      Date
          ------------------------------------      ----------------------------

Signature:                                      Date
          ------------------------------------      ----------------------------